Exhibit 99.2

Quarterly
Operating
Supplement

June 30, 2004

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

QUARTERLY OPERATING SUPPLEMENT

Second Quarter 2004

Table of Contents

Highlights

Review of Operations

Condensed Consolidated Statements of Operations and Comprehensive Income

Condensed Consolidated Balance Sheets

Operating Expense Analysis

Effect of Insured Bond Refundings

Annual Financial and Statistical Data

Statutory Analytics and Investment Portfolio

Municipal New-Issue Market Data

Gross Par Value and Present Value Originated by FSA

FSA Insured Portfolio Profile

50 Largest Municipal Exposures

25 Largest Asset-Backed Exposures

FSA Asset-Backed Debt Service and Premiums

FSA Municipal Debt Service and Premiums

FSA Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances

FSA Municipal Net Debt Service and Premiums Amortizations and Ending Balances

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide.  FSA’s financial strength is rated Triple-A by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I).  The Company is a member of the Dexia group, a leading European banking group with four core business lines: financial services to the local public sector, retail financial services, investment management services, and treasury and financial markets.

Financial Security Assurance Holdings Ltd.
Highlights

Financial Key Lines	2nd Qtr. 2004	Year-to-date 2004	Full Year 2003

Net Income (Millions)	$83.2	$167.3	$290.6
Stockholders’ Equity (Millions)	$2,283.3	$2,283.3	$2,168.4
Return on Average Equity	14.7%	14.9%	14.5%
GAAP:
Loss Ratio(1)	7.3%	7.7%	9.5%
Expense Ratio(1)	29.8%	29.7%	31.8%
Combined Ratio(1)	37.1%	37.4%	41.3%
Effective Tax Rates:
Net Investment Income	9.6%	9.5%	9.4%
Underwriting and Other Income	31.5%	31.8%	34.2%
Total Income	23.1%	23.4%	24.1%

Reconciliation of Net Income to Operating Earnings(2) (dollars in millions)	2nd Qtr. 2004	Year-to-date 2004	Full Year 2003

Net Income	$83.2	$167.3	$290.6
Less Fair-Value Adjustments for Insured CDS, net of taxes(3)	3.3	13.6	23.4
Operating Earnings	$79.9	$153.7	$267.2

Reconciliation of Book Value to Adjusted Book Value(2) (dollars in millions)	June 30, 2004	December 31, 2003

Shareholders’ Equity (Book Value)(4)	$2,283.3	$2,168.4
After-Tax Value of:
Net Deferred Premium Revenue less DAC and goodwill	625.1	572.8
Present Value of Future Net Installment Premiums and Present Value of Future Net Interest Margin(5)	435.4	424.1
Adjusted Book Value	$3,343.8	$3,165.3

(1)          Relates solely to FSA.

(2)          Operating earnings and adjusted book value are not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP) and are not substitutes for net income or book value.  See Review of Operations for additional discussions.

(3)          This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that have investment-grade underlying credit quality.  They are excluded from operating earnings because they are expected to sum to zero over the lives of the relevant transactions.

(4)          Includes the effect of after-tax unrealized gains in the investment portfolio, which was $93.0 million at June 30, 2004 and $147.4 million at December 31, 2003.

(5)          The discount rate varies according to the year of origination.  For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years.  The rate was 5.62% in 2004 and 5.91% in 2003.

FSA HOLDINGS SECOND QUARTER 2004 RESULTS

NET INCOME

$83 Million in Q2 04 (+22% vs. Q2 03)

$167 Million in 6M 04 (+25% vs. 6M 03)

ORIGINATIONS (PRESENT VALUE)

$270 Million in Q2 04 (-18% vs. Q2 03)

$457 Million in 6M 04 (+6% vs. 6M 03)

New York, New York, August 4, 2004 – Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced second quarter 2004 net income of $83.2 million, 22.2% higher than in the prior year.

NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net Income	$83.2	$68.1	$167.3	$133.9

Less fair-value adjustments for insured credit default swaps, net of taxes [1]	3.3	1.8	13.6	2.8
Operating Earnings [1]	$79.9	$66.3	$153.7	$131.1

[1]               For definitions, see below, “Analysis of Financial Results – Operating Earnings.”

Operating earnings for the second quarter increased 20.5% over operating earnings in the prior year’s comparable period.  Six-month operating earnings increased 17.3% over last year’s comparable result.  See “Analysis of Financial Results” below for further discussion of earnings results.

Shareholders’ equity (book value) was $2.3 billion and non-GAAP adjusted book value (ABV) was $3.3 billion at June 30, 2004.  Over the past 12 months, ABV grew 17.9% excluding realized and unrealized capital gains and losses in the investment portfolio and 14.1% including such gains and losses.  The portion of ABV attributable to unrealized net investment gains declined $81.1 million since March 31, 2004 and $54.4 million since December 31, 2003 due to rising interest rates.  The Company’s management considers ABV to be a reasonable proxy for the intrinsic value of the Company, exclusive of franchise value, because it captures deferred income from business already generated.  See “Non-GAAP Measures,” below, for more discussion of ABV and a reconciliation to book value.

Second-quarter present value (PV) originations were $270.0 million, 18.4% lower than in last year’s comparable period.  For the first half, however, PV originations reached $457.2 million, 5.7% higher than in the first half of 2003.

Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: “Business production for the first half was very strong, exceeding last year’s record first-half amount, which included a very large European public infrastructure transaction originated in the second quarter.

“After two record-breaking years, issuance in the U.S. municipal bond market has held up better than anticipated.  We also had strong opportunities in the European infrastructure market, and we have a strong pipeline of transactions going forward.  Additionally, we are beginning to see a pick-up in U.S. asset-backed activity as the tight spread environment shows signs of moderating,” he added.

BUSINESS PRODUCTION

TOTAL NEW ORIGINATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$22.9	$23.0	$42.1	$36.7
PV originations (dollars in millions) [1]	270.0	330.9	457.2	432.7

[1]               The sum of (a) the present value of gross premiums originated (PV premiums), defined as estimated future installment premiums, measured as of the policy effectiveness date, discounted to their present value plus upfront premiums, and (b) the present value of estimated future net interest margin (PVNIM) generated in the financial products segment.  The discount rate, calculated based on the trailing three-year average pre-tax yield on the investment portfolio, was 5.62% in 2004 and 5.91% in 2003 for all originations.  PV premiums, PVNIM and PV originations are non-GAAP measures.  For further discussion and a reconciliation of total PV originations to gross premiums written, see below, “Analysis of Financial Results – Premiums.”

Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the prior year.

U.S. MUNICIPAL NEW ORIGINATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$12.6	$15.8	$23.5	$26.6
PV premiums (dollars in millions)	136.0	144.5	225.4	208.6

Year-to-date, new-issue volume in the U.S. municipal bond market reached $188.6 billion, 8.4% below the six-month level last year.  Insurance penetration was approximately 54%, compared with 52% in last year’s comparable period.  In this environment, FSA insured approximately 24% of the par amount of insured new issues sold year-to-date.

Including both primary and secondary U.S. municipal obligations with closing dates in the second quarter, the par amount insured by FSA decreased 20.7%, and PV premiums decreased 5.9%.  Although the municipal bond insurance market has become increasingly competitive, FSA found good opportunities across all bond sectors and executed a number of transactions in the higher-premium health care, housing and transportation sectors. For the first half, FSA’s U.S. municipal par originated declined 11.5%, and PV premiums rose 8.1%.

U.S. ASSET-BACKED NEW ORIGINATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$8.2	$4.5	$13.3	$6.6
PV premiums (dollars in millions)	49.9	65.7	84.8	87.1

The Company’s second-quarter U.S. asset-backed par insured increased 82.0%, with the strongest activity in the residential mortgage and pooled corporate sectors.  However, PV premiums decreased 24.0% primarily because second quarter 2003 results included premiums generated by amendments that provided for new premium income streams on existing business. For the first half, U.S. asset-backed par insured increased 102.8% and the related PV premiums decreased 2.6%.  In both the first and second quarters, most of the growth in par volume came from transactions of Triple-A credit quality.  Such high-quality transactions tend to have relatively low premium rates but achieve good returns on equity.

INTERNATIONAL NEW ORIGINATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$2.1	$2.7	$5.3	$3.5
PV premiums (dollars in millions)	66.9	105.4	114.3	118.7

Second-quarter international par insured decreased 20.0%, and the related PV premiums decreased 36.5%. The second-quarter decline reflects the effect of a very large public infrastructure transaction in the second quarter of 2003 and reduced volume in the pooled corporate sector.  For the first half, international par insured increased 51.8% due to growth in Super Triple-A residential mortgage volume, and international PV premiums decreased 3.7%. The Company has a strong pipeline of international transactions, particularly in the infrastructure finance sector.

FINANCIAL PRODUCTS NEW ORIGINATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Gross PVNIM (dollars in millions)	$17.2	$15.3	$32.7	$18.3

PVNIM generated in the financial products segment rose 12.4% for the second quarter and 78.7% for the six-month period.  The effect of declining U.S. municipal bond issuance on guaranteed investment contract (GIC) originations has been offset in part by some municipalities’ decision to respond to rising interest rates by shifting funds from interim short-term investments to longer term GICs.  In addition, the Company has developed funding sources outside the domestic municipal market, including highly structured synthetic and international infrastructure transactions. As previously disclosed, first-half 2003 GIC activity was constrained until the Company received an exemption from the Investment Company Act in April 2003.

ANALYSIS OF FINANCIAL RESULTS

NET INCOME. Second-quarter net income rose 22.2% to $83.2 million from $68.1 million in the second quarter of 2003.  The following table provides the after-tax amounts of certain income and expense items that management believes are useful in analyzing net income:

NOTEWORTHY ITEMS INCLUDED IN NET INCOME

(All items shown net of taxes. Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Refundings, calls or other accelerations [1]	$8.5	$4.0	$12.5	$6.0
Realized gains (losses), net	(1.9)	2.1	(1.5)	2.8
Equity-based compensation [2]	(7.1)	(7.3)	(14.4)	(13.2)
Equity in earnings of SPS [3]	0.1	(1.6)	0.3	1.6
Equity in earnings of XLFA [4]	9.2	1.5	13.2	6.5
Fair-value adjustments for insured CDS [5]	3.3	1.8	13.6	2.8

[1]               Net of deferred acquisition cost amortization.

[2]               The Company has always included in net income the currently vested future-value payout cost of its performance share program, which is the Company’s only equity-based compensation program.

[3]               SPS Holding Corp. (SPS) is a mortgage servicing holding company in which the Company owns a minority interest.  At June 30, 2004, the Company’s interest in SPS had a book value of $57.0 million, including unamortized goodwill of $7.6 million.  SPS was named Fairbanks Capital Holding Corp. until June 30, 2004.

[4]               XL Financial Assurance Ltd (XLFA) is a financial guaranty insurance company in which the Company owns a minority interest.  XLFA reinsures business originated by FSA and other financial guarantors.

[5]               This item is excluded from operating earnings.

OPERATING EARNINGS.  The Company defines operating earnings (a non-GAAP measure) as net income before the effects of fair-value adjustments for FSA-insured CDS that have investment-grade underlying credit quality and must be marked to fair value under Statement of Financial Accounting Standards No. 133 (SFAS No. 133).  As such CDS contracts are generally non-cancelable prior to maturity, the Company views insured CDS risks as comparable to other insured risks.  Because the SFAS No. 133 adjustments for each guaranteed CDS are expected to sum to zero over the life of the transaction, the Company considers operating earnings a key measure of normal operating results.

Second-quarter operating earnings of $79.9 million were lower than net income because they exclude positive fair-value adjustments totaling $4.9 million ($3.3 million after taxes).  The fair-value adjustments primarily reflect tightening of market credit spreads.  The comparable fair-value adjustments in the second quarter of 2003 were gains totaling $2.6 million ($1.8 million after taxes).

First-half operating earnings of $153.7 million were lower than net income because they exclude positive fair-value adjustments totaling $20.0 million ($13.6 million after taxes).  The comparable fair-value adjustments in the first half of 2003 were gains totaling $4.1 million ($2.8 million after taxes).

PREMIUMS. The following tables reconcile gross premiums written to PV originations and summarize net earned and written premiums.  PV premiums, PVNIM and PV originations are non-GAAP measures that the Company employs as indicators of a given period’s origination activity because a substantial portion of the Company’s premium and net interest margin revenue is collected in installments. In contrast, gross premiums written captures premiums collected in the period, whether collected for business originated in the period or in installments for business originated in prior periods.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV ORIGINATIONS

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Gross premiums written	$236.1	$294.8	$425.6	$424.4
Gross installment premiums received	(98.4)	(97.6)	(170.4)	(170.1)
Gross upfront premiums originated	137.7	197.2	255.2	254.3
PV estimated installment premiums originated	115.1	118.4	169.3	160.1
PVNIM originated	17.2	15.3	32.7	18.3
PV originations	$270.0	$330.9	$457.2	$432.7

NET EARNED AND WRITTEN PREMIUMS

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Premiums written, net of reinsurance	$166.6	$187.9	$283.1	$280.1
Premiums earned, net of reinsurance	101.7	88.2	193.9	168.2
Net premiums earned excluding effect of refundings and prepayments	87.2	80.7	171.6	156.4

Second-quarter gross premiums written of $236.1 million and net premiums written of $166.6 million represent decreases of 19.9% and 11.3%, respectively. The declines reflect reductions in upfront premiums originated in the international and U.S. municipal sectors.  Second-quarter net premiums written include $14.9 million of previously ceded business, which FSA had the right to reassume because the reinsurer had been downgraded.  Of that amount, $1.3 million was earned. For the first half, neither gross premiums written nor net premiums written changed materially.

For the second quarter, net premiums earned totaled $101.7 million, a 15.4% increase.  This includes $14.5 million of net premiums earned from refundings and prepayments, which were $7.5 million in the comparable period of 2003.  Excluding premiums from refundings and prepayments, second-quarter net premiums earned increased 8.1%.  Since 2001, FSA has originated more long-term municipal and infrastructure business and less business in the asset-backed sector, where transactions tend to have significantly shorter average lives.  This trend reduces the quarterly rate of increase in earned premiums but creates a more stable and predictable stream of earned revenue.

For the first half, net premiums earned totaled $193.9 million, a 15.3% increase.  This includes $22.3 million of net premiums earned from refundings and prepayments, which were $11.8 million in the comparable period of 2003.  Excluding premiums from refundings and prepayments, first-half net premiums earned increased 9.8%.

NET INTEREST MARGIN.  Second-quarter net interest margin for the financial products segment was $3.6 million in 2004, compared with $2.8 million in 2003.  The increase in net interest margin is primarily due to a larger book of GIC business in the second quarter of 2004 than in that of 2003.  First-half net interest margin increased to $8.9 million in 2004 from $3.5 million in 2003.

INVESTMENT PORTFOLIO. Second-quarter net investment income was $41.6 million, an increase of 10.0%.  The increase primarily reflects higher invested balances.  Net realized losses were $2.9 million in the second quarter of 2004, compared with $2.8 million of net realized gains in that period of 2003.  The Company’s effective tax rate on investment income (excluding the effects of realized gains and losses and variable interest entities) was 9.6% for the second quarters of both 2004 and 2003.

For the first six months of 2004, net investment income was $82.6 million, compared with $74.3 million in that period last year.  First-half net realized losses were $2.4 million in 2004, compared with net realized gains of $3.9 million in 2003.

EXPENSES AND RESERVES. For the second quarter, policy acquisition and other operating expenses increased to $33.0 million, or $2.1 million higher than in last year’s second quarter.  Losses and loss adjustment expenses were $7.7 million ($5.0 million after taxes) in the second quarter of 2004.  Additions to reserves represent management’s estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations and a separate review of the insured CDO portfolio.

During the second quarter, a net amount of $26.4 million was transferred from the general reserve to case reserves, primarily for CDOs.  The CDO portfolio continues to perform within the expectations reflected in previously recorded provisions for CDOs.  Transfers between general and case reserves represent a reallocation of existing loss reserves and have no impact on earnings.  At June 30, 2004, case and general reserves in aggregate totaled $146.7 million, compared with $174.2 million at December 31, 2003.  During the second quarter, FSA decided to have a large CDO transaction fully paid off, resulting in a net reduction of reserves.

NON-GAAP TERMS

Management and investors consider the measures identified in this release as non-GAAP measures to be important in analyzing the financial results of the Company.  However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered as substitutes for such GAAP measures as shareholders’ equity, net income, revenues, expenses and gross premiums written.

Non-GAAP measures used in this release are ABV, operating earnings and PV originations (including its components PV premiums and PVNIM).  Operating earnings and PV originations are reconciled above to net income and gross premiums written, respectively, and ABV is reconciled to book value in the table below.  ABV consists of book value plus the estimated present value of future income from business the Company has already originated.  Such future income is substantial because premiums are earned over the life of each insured transaction. The Company uses ABV and operating earnings to calculate a portion of compensation paid to its employees.

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO
NON-GAAP ADJUSTED BOOK VALUE

(Dollars in millions)

	June 30, 2004	December 31, 2003
Shareholders’ Equity (Book Value) [1]	$2,283.3	$2,168.4
After-tax value of:
Net deferred premium revenue less deferred acquisition cost and goodwill	625.1	572.8
Present value of future net installment premiums and present value of future net interest margin [2]	435.4	424.1
Adjusted Book Value	$3,343.8	$3,165.3

[1]               Includes the effect of after-tax unrealized gains in the investment portfolio, which was $93.0 million at June 30, 2004 and $147.4 million at December 31, 2003.

[2]               The discount rate varies according to the year of origination.  For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years.  The rate was 5.62% in 2004 and 5.91% in 2003.

This release also contains certain other non-GAAP measures that are based on statutory accounting principles applicable to insurance companies.  Management uses such measures because the measures are required by regulators and used by rating agencies to assess the capital adequacy of the Company.  The following table presents statutory information for FSA.

CLAIMS-PAYING RESOURCES (STATUTORY BASIS)

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

(Dollars in thousands)

	June 30, 2004	December 31, 2003
Contingency Reserve	$1,099,598	$936,761
Capital and Surplus	1,112,947	1,167,496
Qualified Statutory Capital	2,212,545	2,104,257
Unearned Premium Reserve	1,501,280	1,356,385
Loss and Loss Adjustment Expenses	44,390	64,936
Policyholder Capital and Reserves	3,758,215	3,525,578
Net Present Value of Installment Premiums	629,745	607,092
Third-Party Capital Support	525,000	525,000
Total Claims-Paying Resources	$4,912,960	$4,657,670

Net Insurance in Force (principal & interest)	$428,616,889	$409,476,253
Capital Ratio [1]	194:1	195:1
Claims-Paying Ratio [2]	87:1	88:1

[1]               Capital ratio is net insurance in force divided by qualified statutory capital.

[2]               Claims-paying ratio is net insurance in force divided by claims-paying resources.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today.  The Operating Supplement contains additional information about results for the period covered in this release.  On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest-rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of reserves established by the Company for losses and loss adjustment expenses; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA’s reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company; and (xv) other factors, most of which are beyond the Company’s control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group.  For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Net premiums written	$166,581	$187,884	$283,075	$280,069

Net premiums earned	101,719	88,158	193,929	168,248
Net investment income	41,555	37,776	82,631	74,309
Net realized (losses) gains	(2,916)	2,829	(2,421)	3,893
Net interest income from financial products and variable interest entities	45,798	11,949	86,439	19,906
Financial products net realized gains (losses)		(1,058)	119	(1,096)
Net realized and unrealized gains on derivative instruments	9,490	2,365	22,528	2,140
Other income	991	451	3,595	1,627

TOTAL REVENUES	196,637	142,470	386,820	269,027

Expenses:
Losses and loss adjustment expenses	7,665	6,595	15,365	12,895
Interest expense	6,748	7,085	13,497	14,171
Policy acquisition costs	13,821	13,537	28,619	26,936
Net interest expense from financial products and variable interest entities	46,662	6,916	81,308	14,229
Other operating expenses	19,150	17,339	35,624	32,939

TOTAL EXPENSES	94,046	51,472	174,413	101,170

Minority interest	(5,285)	(2,293)	(9,888)	(4,720)
Equity in earnings of unconsolidated affiliates	10,832	58	15,719	9,386

INCOME BEFORE INCOME TAXES	108,138	88,763	218,238	172,523

Provision for income taxes	24,933	20,674	50,986	38,609

NET INCOME	83,205	68,089	167,252	133,914

Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities:
Holding (losses) gains arising during period	(83,021)	38,703	(55,832)	41,398
Less: reclassification adjustment for (losses) gains included in net income	(1,927)	2,152	(1,429)	2,478
Other comprehensive (loss) income	(81,094)	36,551	(54,403)	38,920

COMPREHENSIVE INCOME	$2,111	$104,640	$112,849	$172,834

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	June 30, 2004	December 31, 2003
ASSETS
Bonds at fair value (amortized cost of $3,487,740 and $3,275,310)	$3,621,174	$3,508,649
Short-term investments	163,350	224,429
Variable interest entities’ bonds at fair value (amortized cost of $1,383,468 and $1,423,657)	1,383,284	1,422,538
Variable interest entities’ short-term investment portfolio	20,859	11,102
Financial products bond portfolio at fair value (amortized cost of $5,410,989 and $4,033,979)	5,419,840	4,031,263
Financial products bond portfolio pledged as collateral at fair value (amortized cost of $36,538 and $70,358)	35,874	66,423
Financial products short-term investment portfolio	682,574	228,812
Total investment portfolio	11,326,955	9,493,216
Cash	17,923	19,460
Securitized loans	403,448	440,611
Deferred acquisition costs	282,357	273,646
Prepaid reinsurance premiums	746,194	695,398
Investment in unconsolidated affiliates	137,900	110,863
Reinsurance recoverable on unpaid losses	37,384	59,235
Other assets	1,130,580	1,282,241

TOTAL ASSETS	$14,082,741	$12,374,670

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Deferred premium revenue	$2,001,902	$1,861,960
Losses and loss adjustment expenses	184,131	233,408
Guaranteed investment contracts and variable interest entities’ debt	7,992,670	6,809,771
Deferred federal income taxes	157,865	152,646
Notes payable	430,000	430,000
Accrued expenses and other liabilities	1,032,844	718,449

TOTAL LIABILITIES AND MINORITY INTEREST	11,799,412	10,206,234

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital	899,634	900,224
Accumulated other comprehensive income (net of deferred income taxes of $48,900 and $76,041)	93,030	147,433
Accumulated earnings	1,290,330	1,120,444
Deferred equity compensation	23,707	23,445
Less treasury stock at cost (299,548 and 297,658 shares held)	(23,707)	(23,445)

TOTAL SHAREHOLDERS’ EQUITY	2,283,329	2,168,436

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY	$14,082,741	$12,374,670

Operating Expense Analysis

(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year

Amortization of previously deferred underwriting expenses and reinsurance commissions	$14,798	$13,821			$28,619

Gross underwriting and operating expenses	52,798	54,299			107,097
Underwriting expenses deferred	(38,098)	(36,786)			(74,884)
Financial products other operating expenses	1,774	1,637			3,411
Reinsurance commissions received, net	(19,245)	(18,309)			(37,554)
Reinsurance commissions deferred, net	19,245	18,309			37,554
Other operating expenses	16,474	19,150			35,624

Total expenses	$31,272	$32,971			$64,243

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year

Amortization of previously deferred underwriting expenses and reinsurance commissions	$13,399	$13,537	$16,349	$15,107	$58,392

Gross underwriting and operating expenses	45,014	53,908	45,419	64,784	209,125
Underwriting expenses deferred	(31,849)	(39,561)	(34,816)	(45,978)	(152,204)
Financial products other operating expenses	2,435	2,992	1,269	3,323	10,019
Reinsurance commissions received, net	(9,083)	(27,920)	(20,996)	(15,945)	(73,944)
Reinsurance commissions deferred, net	9,083	27,920	20,996	15,945	73,944
Other operating expenses	15,600	17,339	11,872	22,129	66,940

Total expenses	$28,999	$30,876	$28,221	$37,236	$125,332

Effect of Insured Bond Refundings
(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year

Earned Premium Recognized	$7,745	$14,539			$22,284

Less:

Deferred Acquisition Costs Recognized	1,458	1,521			2,979

Net Effect Before Taxes	6,287	13,018			19,305

Tax Provision	2,200	4,556			6,756

Net Income Effect	4,087	8,462			12,549

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year

Earned Premium Recognized	$4,397	$7,493	$10,729	$8,905	$31,524

Less:

Deferred Acquisition Costs Recognized	1,220	1,376	2,789	2,099	7,484

Net Effect Before Taxes	3,177	6,117	7,940	6,806	24,040

Tax Provision	1,112	2,141	2,779	2,382	8,414

Net Income Effect	2,065	3,976	5,161	4,424	15,626

Annual Financial and Statistical Data
(dollars in thousands, except per share data)

	Years Ended December 31
	2003	2002	2001	2000		1999
Income Statement
Gross premiums written	$895,826	$803,701	$485,570	$372,325		$362,671
Net premiums written	614,284	532,747	319,638	218,138		230,435
Net premiums earned	356,373	314,880	230,999	192,149		174,959
Net investment income	154,048	139,120	128,921	121,144		94,723
Losses and loss adjustment expenses	34,486	65,613	12,497	9,403		8,829
Income before income taxes and cumulative effect of accounting change	376,373	216,179	269,477	67,401	(2)	163,978
Net income	290,586	181,075	209,496	63,283	(2)	125,405

Selected Financial Statistics
GAAP Basis(1)
Loss ratio (%)	9.5	20.6	5.4	4.9		5.0
Expense ratio (%)	31.8	31.6	34.6	54.5		38.3
Combined ratio (%)	41.3	52.2	40.0	59.4		43.3

SAP Basis(1)
Loss ratio (%)	3.7	15.1	4.0	(0.5)		3.0
Expense ratio (%)	21.3	20.9	37.1	59.1		18.9
Combined ratio (%)	25.0	36.0	41.1	58.6		21.9

Balance Sheet
Total investments	$9,430,829	$5,037,395	$3,214,097	$2,234,851		$2,140,022
Prepaid reinsurance premiums	695,398	557,659	420,798	354,117		285,105
Total assets	12,304,515	7,027,483	4,308,854	3,148,694		2,905,644
Deferred premium revenue	1,861,960	1,450,211	1,090,332	936,826		844,146
Notes payable	430,000	430,000	330,000	230,000		230,000
Total liabilities and minority interest	10,136,079	5,159,113	2,672,896	1,682,961		1,652,960
Shareholders’ equity	2,168,436	1,868,370	1,635,958	1,465,733		1,251,984

Selected Financial Statistics(1)
Gross insurance in force	$565,371,437	$512,232,953	$422,296,318	$321,753,871		$271,964,391
Net insurance in force	409,476,253	365,256,111	300,637,067	225,426,403		195,571,240
Qualified statutory capital	2,104,257	1,876,117	1,593,570	1,436,681		1,320,082
Capital ratio	195:1	195:1	189:1	157:1		148:1

(1)               These ratios and statistics relate solely to FSA.  The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned.  The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned.  The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned.  The SAP expense ratio is underwriting and operating expenses divided by net premiums written.  The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)               Includes $105,541 of merger related costs.

Statutory Analytics & Investment Portfolio

June 30, 2004

(dollars in thousands)

Statutory Analytics	2nd Qtr. 2004	Year-to-date 2004	Full Year 2003

Loss Ratio(1)	34.7%	11.2%	3.7%
Expense Ratio(1)	21.1%	23.5%	21.3%
Combined Ratio(1)	55.8%	34.7%	25.0%

	6/30/04	12/31/03
Contingency Reserve	$1,099,598	$936,761
Capital and Surplus	1,112,947	1,167,496
Qualified Statutory Capital	2,212,545	2,104,257
Unearned Premium Reserve	1,501,280	1,356,385
Loss and Loss Adjustment Expenses	44,390	64,936
Policyholder Capital and Reserves	3,758,215	3,525,578
Net Present Value of Installment Premiums	629,745	607,092
Third-Party Capital Support	525,000	525,000
Total Claims-Paying Resources	$4,912,960	$4,657,670

Net Insurance in Force (principal & interest)	$428,616,889	$409,476,253
Capital Ratio(2)	194:1	195:1
Claims-Paying Ratio(3)	87:1	88:1

(1) Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.

(2) Capital ratio is net insurance in force divided by qualified statutory capital.

(3) Claims-paying ratio is net insurance in force divided by claims-paying resources.

Investment Portfolio(1)

Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)	Annualized Income(3)

Long-term bonds:
Tax-exempt	$2,674,488	$2,806,629	73.3%	5.02%	$134,335
Taxable	809,959	811,252	22.1%	4.78%	38,676
Short-term	163,350	163,350	4.6%	1.12%	1,188

Total	$3,651,090	$3,784,524	100.0%	4.85%	$174,199

Maturity	Amortized Cost	% of Amortized Cost		Quality Distribution of Long-Term Fixed Income Investments

Within 1 Year	$178,542	4.9%		AAA	76.8%
1 to 5 Years	480,366	13.1%		AA	20.5%
5 to 10 Years	551,925	15.1%		A	2.7%
10 or more Years	2,121,290	58.1%		NR	0.0%
Mortgage-backed Securities	249,950	6.9%			100.0%
Asset-backed Securities	69,017	1.9%

Total	$3,651,090	100.0%

(1)        Excludes the financial products and variable interest entities bond portfolios.

(2)        Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $60.9 million.

(3)        Before taxes if applicable; based on indicated yields.

Municipal New-Issue Market Data(1)

(dollars in billions)

	Par Value		Percent	FSA Market Share(2)
	Issued	Insured	Insured	Amount	Percent

2nd Qtr. 2004	103.2	61.3	59.4%	12.9	21.0%
1st	85.4	39.9	46.7%	11.5	28.8%

4th Qtr. 2003	92.4	38.0	41.1%	10.1	26.6%
3rd	85.4	45.8	53.6%	13.3	29.0%
2nd	120.2	59.9	49.8%	15.7	26.2%
1st	85.6	46.7	54.6%	13.1	28.1%

2003	383.6	190.4	49.5%	52.2	27.4%
2002	358.8	178.9	49.9%	47.5	26.6%
2001	288.2	134.3	46.6%	36.3	27.0%
2000	200.7	79.3	39.5%	19.5	24.6%
1999	227.6	105.6	46.4%	24.2	22.9%
1998	286.7	145.5	50.8%	32.0	22.0%
1997	220.7	107.5	48.7%	16.2	15.1%
1996	185.2	85.7	46.3%	11.2	13.1%
1995	160.4	68.6	42.8%	3.3	4.8%
1994	165.1	61.5	37.3%	2.7	4.4%
1993	292.2	107.9	36.9%	7.5	7.0%
1992	234.7	80.8	34.4%	4.8	5.9%
1991	172.4	51.9	30.1%	2.8	5.4%

(1)         FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company.  Data is subject to revision as additional information becomes available.

(2)         Share of insured bond market.  FSA volume for 1993 through 2004 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement.  Excludes secondary-market and non-U.S. transactions.

Gross Par Value and Present Value Originated by FSA
(dollars in millions)

	2nd Quarter		Year-to-Date
	2004	2003	2004	2003
Municipal (U.S. and International)
Gross Par Value Insured	13,589	16,974	25,230	28,072
Gross Premiums Written
Up-Front	137.4	184.3	254.5	240.9
Installments(1)	12.4	22.2	16.0	27.8
Total Gross Premiums	149.8	206.5	270.5	268.7

Gross Present Value of Premiums Written(2)	184.9	220.0	309.9	292.9

Asset-Backed (U.S. and International)
Gross Par Value Insured	9,306	6,053	16,903	8,587
Gross Premiums Written
Up-Front	0.3	13.0	0.7	13.4
Installments(1)	86.0	75.3	154.4	142.3
Total Gross Premiums	86.3	88.3	155.1	155.7

Gross Present Value of Premiums Written(2)	67.9	95.6	114.6	121.5

Financial Products
Gross Par Value Insured(3)	1,429	632	2,271	959

Gross Present Value of Net Interest Margin (4)	17.2	15.3	32.7	18.3

Total Originations Written
Gross Par Value Insured	24,324	23,659	44,404	37,618
Gross Originations Written
Up-Front	137.7	197.3	255.2	254.3
Installments	98.4	97.5	170.4	170.1
Total Gross Originations	236.1	294.8	425.6	424.4

Gross Present Value of Originations	270.0	330.9	457.2	432.7

(1)               Installments are the periodic premium payments received by FSA for business written in current and prior years.

(2)               The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written.  Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company’s installment-based policies issued during such period, discounted to present value. The discount rate for business written in 2004 is 5.62% per annum and in 2003 is 5.91% per annum, equal to the average pre-tax yield on the Company’s investment portfolio for the previous three calendar years.  Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written.  However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management’s estimate if the insured obligation remains outstanding for a period that is different from that estimated by management.  If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced.  Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.

(3)               Relates only to FSA-insured GICs issued by the Company’s GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company’s financial statements.  For these transactions, the outstanding par amounts are reflected as insurance exposure in FSA’s financial statements but as GIC liabilities in those of the Company.  As a result, the total outstanding exposures reported by FSA and the Company differ.

(4)               The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates.  The discount rate is the same as used for premiums (see footnote 2).

FSA Insured Portfolio Profile
Par Value
(dollars in millions)

	Insured in 2004				Outstanding as of June 30, 2004
	Gross Amount	%	Net Amount	%	Net Amount	%
Municipal Obligations
Domestic
General obligation bonds	$10,434	41.3	$7,954	45.2	$69,915	38.4
Tax-supported bonds	4,559	18.1	3,297	18.7	35,818	19.6
Municipal utility revenue bonds	1,960	7.8	1,366	7.8	30,833	16.9
Health care revenue bonds	2,654	10.5	1,506	8.5	8,516	4.7
Housing revenue bonds	824	3.3	684	3.9	7,328	4.0
Transportation revenue bonds	1,730	6.9	1,014	5.8	11,803	6.5
Other municipal bonds	1,401	5.5	1,104	6.3	10,972	6.0
Subtotal	23,562	93.4	16,925	96.2	175,185	96.1
International	1,668	6.6	665	3.8	7,114	3.9
Total municipal obligations	$25,230	100.0	$17,590	100.0	$182,299	100.0

Geographic Distribution
California	$963	3.8	$596	3.4	$25,485	14.0
New York	1,168	4.6	715	4.1	16,290	8.9
Texas	301	1.2	253	1.4	12,463	6.8
Pennsylvania	522	2.1	478	2.7	11,317	6.2
Florida	358	1.4	310	1.8	10,793	5.9
New Jersey	257	1.0	212	1.2	8,810	4.8
Illinois	165	0.7	126	0.7	8,314	4.6
Washington	732	2.9	497	2.8	6,788	3.7
Michigan	406	1.6	260	1.5	5,536	3.1
Massachusetts	322	1.3	224	1.3	5,040	2.8
Wisconsin	330	1.3	298	1.7	4,407	2.4
Ohio	106	0.4	85	0.5	4,001	2.2
Indiana	135	0.5	105	0.6	3,746	2.1
All Other U.S. Jurisdictions	18,806	74.6	13,164	74.8	52,195	28.6
International	659	2.6	267	1.5	7,114	3.9
Total municipal obligations	$25,230	100.0	$17,590	100.0	$182,299	100.0

Asset-Backed Obligations
Domestic
Residential mortgages	$6,907	36.0	$6,465	36.1	$16,187	12.6
Consumer receivables	1,316	6.9	894	5.0	10,836	8.5
Pooled corporate obligations	4,215	22.0	4,060	22.7	51,079	39.9
Investor-owned utility obligations	—	0.0	—	0.0	354	0.3
Other asset-backed obligations(1)	3,142	16.4	3,089	17.2	10,695	8.4
Subtotal	15,580	81.3	14,508	81.0	89,151	69.7
International	3,594	18.7	3,397	19.0	38,758	30.3
Total asset-backed obligations(1)	19,174	100.0	$17,905	100.0	$127,909	100.0
Total Portfolio	$44,404		$35,495		$310,208

	Rating(2)	Percent of Portfolio
Distribution of Insured Portfolio by Rating as of June 30, 2004	AAA	25.3
	AA	27.3
	A	35.1
	BBB	11.6
	Other	0.7
		100.0

(1)               Includes amounts related to FSA-insured GICs

(2)               Based upon internal FSA ratings.

50 Largest Municipal Exposures
as of June 30, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
California Housing Finance Agency Single-Family Mortgage Revenue Bonds	$1,133.37%
Clark County School District, NV, G.O.		1,007.33%
Commonwealth of Massachusetts G.O.		968.31%
State of Washington G.O.		869.28%
State of Hawaii G.O.		826.27%
New York State Thruway Authority, Highway and Bridge Trust Fund		817.26%
Long Island Power Authority, NY		805.26%
New York City, NY, G.O.		791.26%
Metropolitan Transit Authority, NY		779.25%
New Jersey Transportation Trust Fund Authority		776.25%
State of Illinois G.O.		756.24%
State of California G.O.		748.24%
Port Authority of New York and New Jersey, Consolidated Bonds		747.24%
New Jersey Turnpike Authority Revenue Bonds		741.24%
New York Local Government Assistance Corp		717.23%
State of Connecticut Special Tax		713.23%
Philadelphia, PA, School District G.O.		698.23%
Seattle, WA, Light and Power		698.23%
Detroit, MI, Sewage Disposal System Revenue Bonds		666.22%
Kentucky State Property and Buildings Commission Revenue Bonds		661.21%
South Carolina Public Service Authority, Santee Cooper		659.21%
NYS Dormitory Authority - Mental Health Services		651.21%
Los Angeles USD, CA, G.O.		646.21%
New York City, NY, Municipal Water Finance Authority		645.21%
Metropolitan Transit Authority, NY Dedicated Tax		622.20%
Massachusetts Water Resources Authority, General Revenue		603.19%
Los Angeles MTA, CA, Sales Tax Revenue Bonds		601.19%
Florida Public Education (Gross Receipts)		595.19%
Puerto Rico Electric Power Authority		573.19%
Energy Northwest Electric Revenue		565.18%
Houston, TX Airport System		550.18%
Michigan State Building Authority		544.18%
Hydro-Quebec - Province of Quebec Guaranteed		536.17%
District of Columbia, G.O.		534.17%
Miami-Dade County, FL, Aviation Revenue Miami Int’l Airport		524.17%
Kansas DFA State Appropriation Bonds		516.17%
NJHMFA Multi-Family Housing Revenue Bonds		505.16%
State of California Department of Water Resources Power Supply		498.16%
New Jersey Economic Development Authority State Pension Funding		498.16%
Commonwealth of Puerto Rico G.O.		497.16%
New York City, NY, Health and Hospital Corp		493.16%
Maine Health and Higher Educational Facilities Authority		469.15%
Sacramento Municipal Utility District, CA, Electric Revenue		457.15%
The School Board of Broward County, Florida Lease		448.14%
Philadelphia, PA, G.O.		445.14%
State of Connecticut G.O.		443.14%
State of Florida, Department of Transportation Turnpike Revenue		437.14%
Province of Quebec, G.O.		436.14%
The School Board of Palm Beach County, Florida Lease		436.14%
City of Philadelphia, Pennsylvania Gas Works Revenue		432.14%
Total		$31,774	10.24%

25 Largest Asset-Backed Exposures
as of June 30, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding

International Super AAA Synthetic Residential MBS	$2,910.94%
International Synthetic CDO		1,886.61%
International Super AAA Synthetic CDO		1,850.60%
International Super AAA Synthetic Residential MBS		1,689.54%
U.S. AAA Synthetic CDO		1,549.50%
International Synthetic CDO		1,544.50%
U.S. AAA Synthetic CDO		1,500.48%
US Super AAA Synthetic CDO		1,491.48%
International Super AAA Synthetic CDO		1,470.47%
International Super AAA Synthetic CDO		1,447.47%
U.S. AAA Synthetic CDO		1,445.47%
International Synthetic CDO		1,404.45%
International Super AAA Synthetic CDO		1,397.45%
International Super AAA Synthetic CDO		1,354.44%
US Super AAA Synthetic CDO		1,312.42%
International Super AAA Synthetic CDO		1,237.40%
International Super AAA Synthetic CDO		1,120.36%
International Synthetic CDO		1,103.36%
International Super AAA Synthetic Residential MBS		1,075.35%
International Super AAA Synthetic CDO		1,068.34%
International Super AAA Synthetic CDO		1,019.33%
International Super AAA Synthetic CDO		1,013.33%
US AAA Synthetic Residential MBS		981.32%
WFS Financial 2003-3 Owner Trust		971.31%
US Super AAA Synthetic CDO		930.30%

Total		$34,765	11.21%

“International” denotes a transaction with 20% or greater non-US collateral.  “Super AAA” means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating.  Where indicated, ratings are current FSA internal ratings expressed in industry terms.

FSA Asset-Backed Debt Service and Premiums (1) (2)

(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service			Portfolio	Ending Net
	Gross	Ceded	Net	Run Off(2)	Outstanding

2nd Qtr. 2004	$9,459	$460	$8,999	$(4,705)	$137,314
1st	7,707	786	6,921	(7,641)	133,020

4th Qtr. 2003	5,503	619	4,884	(6,056)	133,740
3rd	8,822	1,340	7,482	(6,923)	134,912
2nd	6,279	1,444	4,835	(8,761)	134,353
1st	4,501	1,150	3,351	(6,757)	138,279

2003	25,105	4,553	20,552	(28,497)	133,740
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388
1999	41,694	8,904	32,790	(15,574)	64,886

Premiums (GAAP Basis)

	Written Premium			Ending Net Unearned	Ending Net PV
	Gross	Ceded	Net	Premium	Premium	Total

2nd Qtr. 2004	$86.3	$27.4	$58.9	$85.9	$527.7	$613.6
1st	68.8	18.6	50.2	87.2	528.4	615.6

4th Qtr. 2003	80.6	22.3	58.3	91.3	518.4	609.7
3rd	78.8	22.3	56.5	92.2	511.8	604.0
2nd	91.3	26.7	64.6	95.7	507.6	603.3
1st	67.5	20.0	47.5	88.6	522.6	611.2

2003	318.2	91.3	226.9	91.3	518.4	609.7
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7
1999	160.9	45.0	115.9	93.4	301.7	395.1

(1)                Excludes the effect of consolidation of FSA Global Funding Limited and Canadian Global Funding Corporation.

(2)                Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

FSA Municipal Debt Service and Premiums
(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service			Portfolio	Ending Net
	Gross	Ceded	Net	Run Off(1)	Outstanding

2nd Qtr. 2004	$23,817	$7,810	$16,007	$(6,409)	$291,303
1st	18,493	5,657	12,836	(6,867)	281,705

4th Qtr. 2003	19,165	5,049	14,116	(4,512)	275,736
3rd	29,620	6,115	23,505	(8,210)	266,132
2nd	28,389	8,004	20,385	(3,258)	250,837
1st	18,477	3,277	15,200	(5,061)	233,710

2003	95,651	22,445	73,206	(21,041)	275,736
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038
1999	45,749	15,088	30,661	(12,301)	130,685

Premiums (GAAP Basis)

	Written Premium			Ending Net Unearned	Ending Net PV
	Gross	Ceded	Net	Premium	Premium	Total

2nd Qtr. 2004	$149.8	$42.1	$107.7	$1,169.8	$102.0	$1,271.8
1st	120.7	54.4	66.3	1,103.6	88.0	1,191.6

4th Qtr. 2003	133.1	35.8	97.3	1,075.3	88.7	1,164.0
3rd	186.2	56.8	129.4	1,006.5	84.3	1,090.8
2nd	206.4	80.2	126.2	914.8	88.9	1,003.7
1st	62.1	17.4	44.7	816.1	79.0	895.1

2003	587.8	190.2	397.6	1,075.3	88.7	1,164.0
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3
1999	201.8	87.3	114.5	465.7	38.0	503.7

(1) Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

FSA Asset-Backed Net Debt Service and Premiums

Amortizations and Ending Balances (1)

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

2nd Qtr. 2004		$137,314
3rd	$5,994	131,320
4th	7,758	123,562

2005	29,520	94,042
2006	32,638	61,404
2007	20,397	41,007
2008	15,455	25,552

2009-2013	20,548	5,004
2014-2018	2,304	2,700
2019-2023	1,226	1,474
2024+	1,474
Total	$137,314

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total

2nd Qtr. 2004	$85.9
3rd	61.7	$24.2	$30.0	$54.2
4th	56.9	4.8	45.8	50.6

2005	47.4	9.5	153.3	162.8
2006	39.4	8.0	108.7	116.7
2007	32.8	6.6	68.2	74.8
2008	26.6	6.2	47.2	53.4

2009-2013	8.3	18.3	97.7	116.0
2014-2018	4.4	3.9	30.8	34.7
2019-2023	2.8	1.6	16.7	18.3
2024 +		2.8	21.1	23.9
Total		$85.9	$619.5	$705.4

(1) Excludes the effect of consolidation of FSA Global Funding Limited and Canadian Global Funding Corporation.

FSA Municipal Net Debt Service and Premiums

Amortizations and Ending Balances

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

2nd Qtr. 2004		$291,303
3rd	$4,077	287,226
4th	3,732	283,494

2005	15,948	267,546
2006	15,477	252,069
2007	15,846	236,223
2008	16,078	220,145

2009-2013	75,459	144,686
2014-2018	60,346	84,340
2019-2023	43,148	41,192
2024+	41,192
Total	$291,303

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total

2nd Qtr. 2004	$1,169.8
3rd	1,139.0	$30.8	$0.9	$31.7
4th	1,109.9	29.1	1.7	30.8

2005	1,004.2	105.7	10.6	116.3
2006	908.6	95.6	10.7	106.3
2007	820.6	88.0	10.2	98.2
2008	739.7	80.9	9.8	90.7

2009-2013	421.4	318.3	43.8	362.1
2014-2018	215.1	206.3	34.8	241.1
2019-2023	94.4	120.7	23.3	144.0
2024+		94.4	23.2	117.6
Total		$1,169.8	$169.0	$1,338.8

Corporate Headquarters

Financial Security Assurance Holdings Ltd.

350 Park Avenue

New York, New York 10022

(1)(212) 826-0100

Investor Relations Contact

Robert S. Tucker

Managing Director

(1)(212) 339-0861

rtucker@fsa.com

Corporate Communications Contact

Betsy Castenir

Managing Director

(1)(212) 339-3424

bcastenir@fsa.com

Internet

This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Quarterly Operating Supplement

June 30, 2004